Exhibit 3.2

FIFTH AMENDED AND RESTATED

BY-LAWS OF

INTERLINE BRANDS, INC.

Effective as of September 13, 2012

These Fifth Amended and Restated By-Laws (these “By-Laws”) of Interline Brands, Inc., a Delaware corporation (the “Corporation”), are subject to, and are governed by, the statutes, regulations, common law and other laws of the State of Delaware, including, without limitation, the General Corporation Law of the State of Delaware (as amended from time to time, the “DGCL”), the Second Amended and Restated Certificate of Incorporation of the Corporation (as amended from time to time, the “Certificate of Incorporation”) and, so long as it remains in effect, the Stockholders Agreement, dated as of the date hereof, by and among the Corporation, GS Capital Partners VI Fund, L.P., a Delaware limited partnership (“GSCP VI”), GS Capital Partners VI Offshore Fund, L.P., a Cayman Islands exempted limited partnership (“GSCP Offshore”), GS Capital Partners VI GmbH & Co. KG, a limited partnership formed under the laws of the Federal Republic of Germany (“GSCP Germany”), GS Capital Partners VI Parallel, L.P., a Delaware limited partnership (“GSCP Parallel”), MBD 2011 Holdings, L.P., a Cayman Islands exempted limited partnership (“MBD 2011”), and Bridge Street 2012 Holdings, L.P., a Cayman Islands exempted limited partnership (“Bridge Street” and together with GSCP VI, GSCP Offshore, GSCP Germany, GSCP Parallel, MBD 2011 and any Affiliates of the foregoing which own Equity Securities from time to time, the “GSCP Parties”), P2 Capital Master Fund I, L.P., a Cayman Islands exempted limited partnership (“P2 Capital I”) and P2 Capital Master Fund VII, L.P., a Delaware limited partnership (collectively with P2 Capital I and any Affiliates of the foregoing which own Equity Securities from time to time, the “P2 Parties”), and certain other parties signatories thereto (the “Stockholders Agreement”).  Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to such terms in the Stockholders Agreement.

In the event of a conflict between the provisions of these By-Laws and the mandatory provisions of the statutes, regulations, common law and other laws of the State of Delaware, or the provisions of the Certificate of Incorporation or, so long as the Stockholders Agreement remains in effect, the Stockholders Agreement, such provisions of the statutes, regulations, common law and other laws of the State of Delaware, the Certificate of Incorporation or Stockholders Agreement (so long as the Stockholders Agreement is in effect), as the case may be, will be controlling.

ARTICLE I

Offices

SECTION 1.                            Registered Office.  The registered office of the Corporation within the State of Delaware shall be The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

SECTION 2.                            Other Offices. The Corporation may also have an office or offices other than said registered office at such place or places, either within or without the State of Delaware, as the Board of Directors shall from time to time determine or the business of the Corporation may require.

ARTICLE II

Stockholders

SECTION 1.                            Annual Meeting.  An annual meeting of the stockholders, for the election or designation of directors (in either case, in accordance with the Stockholders Agreement so long as the Stockholders Agreement remains in effect) to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix, which date shall be within thirteen (13) months of the last annual meeting of stockholders.

SECTION 2.                            Special Meetings.  Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, may be called by (a) the Board of Directors or the chief executive officer and shall be held at such place, on such date, and at such time as they or he or she shall fix, (b) the holders of shares of capital stock of the Corporation representing in the aggregate not less than a majority of the total voting power of all classes of the issued and outstanding shares of capital stock of the Corporation entitled to vote at such meeting, voting as a single class, or (c) so long as the Stockholders Agreement is in effect, a majority-in-interest of the GSCP Parties and the P2 Parties.  Any special meeting of the stockholders called pursuant to clauses (b) or (c) of this Section 2 shall be held at such place, if any, within or without the State of Delaware, and on such date and at such time, as shall be specified in the respective notices or waivers of notice thereof.

SECTION 3.                            Notice of Meetings. Notice of the place, if any, date and time of all meetings of the stockholders, and the purpose in the case of special meetings of the stockholders, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting, shall be given, not less than ten (10) nor more than sixty (60) days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting, except as otherwise provided in this Section 3 or required by law (meaning, here and hereinafter, as required from time to time by the DGCL or the Certificate of Incorporation).  Notice of any meeting shall not be required to be given to (i) any person who attends such meeting, except when such person attends the meeting in person or by proxy for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened or (ii) any person who, either before or after the meeting, shall submit to the Secretary of the Corporation a signed written waiver of notice, or a waiver by electronic transmission, in person or by proxy.  Neither the business to be transacted at, nor the purpose of, an annual or special meeting of stockholders need be specified in any waiver of notice.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place, if any, of the adjourned meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, notice of the place, if any, date, and time of the adjourned meeting and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting, shall be given in conformity herewith.  At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

SECTION 4.                            Quorum.  At any meeting of the stockholders, the holders of a majority of all of the shares of the stock entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for all purposes, unless or except to the extent that the presence of a larger number may be required by law.  Where a separate vote by a class or classes or series is required, a majority of the shares of such class or classes or series present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter.

If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, if any, date, or time.

SECTION 5.                            Organization.  Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting.  In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman of the meeting appoints.

SECTION 6.                            Conduct of Business. The chairman of any meeting of stockholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.  The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting.

SECTION 7.                            Proxies and Voting. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed in accordance with the procedure established for the meeting.  Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

The Corporation may, and to the extent required by law, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The Corporation may designate one or more alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting may, and to the extent required by law, shall, appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  Every vote taken by ballots shall be counted by an inspector or inspectors appointed by the chairman of the meeting.

With respect to any matter submitted to a vote at any meeting of stockholders, each holder of record of shares of common stock of the Corporation shall be entitled to one vote for each such share outstanding in the name of such holder on the books of the Corporation.  Except as otherwise provided in the Stockholders Agreement (so long as the Stockholders Agreement is in effect), elections shall be determined by a plurality of the votes cast, and except as otherwise required by law or the Stockholders Agreement (so long as the Stockholders Agreement is in effect), all other matters shall be determined by a majority of the votes cast affirmatively or negatively.

SECTION 8.                            Stock List. A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any such stockholder for a period of at least ten (10) days prior to the meeting in the manner provided by law.

The stock list shall also be open to the examination of any stockholder during the whole time of the meeting as provided by law.  This list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them.

SECTION 9.                            Consent of Stockholders in Lieu of Meeting. Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the

Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.

Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in the first paragraph of this Section.  A telegram, facsimile or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Section to the extent permitted by law.  Any such consent shall be delivered in accordance with Section 228(d)(1) of the DGCL.

Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

ARTICLE III

Board of Directors

SECTION 1.                            Number and Term of Office. Except as otherwise provided by the Stockholders Agreement (so long as the Stockholders Agreement is in effect), the Board of Directors shall consist of one (1) or more directors, the exact number of which shall be fixed, from time to time, by the affirmative vote of a majority of the entire Board of Directors or by action of the stockholders of the Corporation.  Directors need not be stockholders.  Except as otherwise provided by statute, these By-laws, the Certificate of Incorporation or the Stockholders Agreement (so long as the Stockholders Agreement is in effect), the directors (other than members of the initial Board of Directors) shall be elected at the annual meeting of stockholders.  Each director shall hold office until his or her successor shall have been elected and qualified, or until his or her death, or until he or she shall have resigned, or have been removed, as hereinafter provided in these By-laws, the Certificate of Incorporation or the Stockholders Agreement (so long as the Stockholders Agreement is in effect).

SECTION 2.                            Removal. Except as otherwise provided by the Stockholders Agreement (so long as the Stockholders Agreement is in effect), any director may be removed, either with or without cause, at any time, by the holders of a majority of the voting power of the issued and outstanding capital stock of the Corporation entitled to vote at an election of directors.

SECTION 3.                            Resignation. Any director of the Corporation may resign at any time by giving written notice of his or her resignation to the Corporation.  Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.                            Vacancies. Except as otherwise provided by the Stockholders Agreement (so long as the Stockholders Agreement is in effect), any vacancy in the Board of Directors, whether arising from death, resignation, removal (with or without cause), an increase in the number of directors or any other cause, may be filled by the vote of a majority of the directors then in office, though less than a quorum, or by the sole remaining director or by the stockholders at the next annual meeting thereof or at a special meeting thereof.  Each director so elected shall hold office until his or her successor shall have been elected and qualified.

SECTION 5.                            Regular Meetings. Regular meetings of the Board of Directors shall be held at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors and publicized among all directors.  A notice of each regular meeting shall not be required.

SECTION 6.                            Special Meetings. Special meetings of the Board of Directors may be called by any two directors then in office, the Chief Executive Officer or the President and shall be held at such place, on such date, and at such time as they or he or she shall fix.  Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mailing written notice not less than five (5) days before the meeting or by telegraphing or telexing or by facsimile or electronic transmission of the same not less than twenty-four (24) hours before the meeting.  Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

SECTION 7.                            Quorum.  At any meeting of the Board of Directors, quorum shall consist of not less than a number of directors holding a majority of the votes held by all directors, at least one of whom shall be, for so long as he serves as a member of the Board, either Michael Grebe or Kenneth Sweder, and at least one of whom shall be a P2 Director for so long as the P2 Parties hold fifty percent (50%) or more of the number of aggregate Voting Shares held by the P2 Parties as of the P2 Closing Date.  If, at any duly convened meeting of the Board, a quorum is not present due to the absence of (i) both Michael Grebe and Kenneth Sweder or (ii) a P2 Director, then such meeting may be reconvened upon at least three Business Days’ advance notice to each director, and (A) if a quorum was lacking because of the absence of Michael Grebe and Kenneth Sweder, the presence of Michael Grebe and Kenneth Sweder shall not be required to constitute a quorum at the reconvened meeting, (B) if a quorum was lacking because of the absence of a P2 Director, the presence of a P2 Director shall not be required to constitute a quorum at the reconvened meeting, and (C) if a quorum was lacking because of the absence of Michael Grebe, Kenneth Sweder and a P2 Director, the presence of Michael Grebe, Kenneth Sweder and a P2 Director shall not be required to constitute a quorum at the reconvened meeting.  All actions of the Board shall require the affirmative vote of at least a majority of the votes held by all directors.  The Investor Stockholders acknowledge and agree that for so long as the P2 Directors are members of the Board, they shall ensure that the GS Directors shall give due consideration to the views of the P2 Directors in respect of any material actions of the Company or its Subsidiaries, including material acquisitions and dispositions, refinancing of indebtedness, incurring material additional indebtedness, declaring dividends, creation or amendment of any equity incentive plans and settlement of any material litigation. Subject to applicable law, any action that may be taken at a meeting of the Board may also be taken by written consent of all of the members of the Board in lieu of a meeting.

SECTION 8.                            Participation in Meetings By Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting of such Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and such participation shall constitute presence in person at such meeting.

SECTION 9.                            Conduct of Business. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided in the Stockholders Agreement (so long as the Stockholders Agreement is in effect), herein or required by law.  Action may be taken by the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

SECTION 10.                     Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

ARTICLE IV

Committees

SECTION 1.                            Committees of the Board of Directors. The Board of Directors may from time to time, subject to and in accordance with the Stockholders Agreement (so long as the Stockholders Agreement is in effect), designate committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

SECTION 2.                            Conduct of Business. Except as otherwise provided in the resolution creating a committee or by the Stockholders Agreement (so long as the Stockholders Agreement is in effect), a committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law.  Adequate and reasonable provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present.  Action may be taken by any committee without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of the proceedings of such committee.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE V

Officers

SECTION 1.                            Generally. The officers of the Corporation shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Treasurer and such other officers as may from time to time be appointed by the Board of Directors in accordance with the Stockholders Agreement (so long as the Stockholders Agreement is in effect).  Officers shall be elected by the Board of Directors in accordance with the Stockholders Agreement (so long as the Stockholders Agreement is in effect), which shall consider that subject at its first meeting after every annual meeting of stockholders.  Each officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal in accordance with the Stockholders Agreement (so long as the Stockholders Agreement is in effect).  The Board of Directors may elect one or more Vice Presidents as Executive Vice Presidents and may use descriptive words or phrases to designate the standing, seniority or areas of special competence of the Vice Presidents elected or appointed by it.  Any number of offices may be held by the same person.

SECTION 2.                            Chief Executive Officer. The Chief Executive Officer shall have general supervision over the business of the Corporation, subject, however, to the control of the Board of Directors and of any duly authorized committee of the Board of Directors.  The Chief Executive Officer may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the Chief Executive Officer shall perform all duties incident to the office of Chief Executive Officer of a corporation and such other duties as may from time to time be assigned to the Chief Executive Officer by resolution of the Board of Directors.

SECTION 3.         President. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts and other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed and, in general, the President shall perform all duties incident to the office of President of a corporation and such other duties as may from time to time be assigned to the President by resolution of the Board of Directors.

SECTION 4.         Vice President. Each Vice President shall have such powers and duties as may be delegated to him or her by the Board of Directors.  One (1) Vice President shall be designated by the Board of Directors to perform the duties and exercise the powers of the President in the event of the President’s absence or disability.  Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall be expressly delegated by resolution of the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by applicable law otherwise to be signed or executed, and each Vice President shall perform such other duties as from time to time may be assigned to such Vice President by resolution of the Board of Directors or by the Chief Executive Officer.

SECTION 5.         Treasurer. The Treasurer shall have charge and custody of, and be responsible for, all funds, securities and notes of the Corporation; receive and give receipts for moneys due and payable to the Corporation from any sources whatsoever; deposit all such moneys and valuable effects in the name and to the credit of the Corporation in such depositaries as may be designated by the Board of Directors; against proper vouchers, cause such funds to be disbursed by checks or drafts on the authorized depositaries of the Corporation signed in such manner as shall be determined by the Board of Directors and be responsible for the accuracy of the amounts of all moneys so disbursed; regularly enter or cause to be entered in books or other records maintained for the purpose full and adequate account of all moneys received or paid for the account of the Corporation; have the right to require from time to time reports or statements giving such information as the Treasurer may desire with respect to any and all financial transactions of the Corporation from the officers or agents transacting the same; render to the Chief Executive Officer or the Board of Directors, whenever the Chief Executive Officer or the Board of Directors shall require the Treasurer so to do, an account of the financial condition of the Corporation and of all financial transactions of the Corporation; disburse the funds of the Corporation as ordered by the Board of Directors; and, in general, perform all duties incident to the office of Treasurer of a corporation and such other duties as may from time to time be assigned to the Treasurer by resolution of the Board of Directors or by the Chief Executive Officer.

SECTION 6.         Secretary. The Secretary shall attend all meetings of the Board of Directors and of the stockholders and shall record all the proceedings of the meetings of the Board of Directors and of the stockholders in a book to be kept for that purpose, and shall perform like duties for committees of the Board of Directors, when required. The Secretary shall give, or cause to be given, notice of all special meetings of the

Board of Directors and of the stockholders and shall perform such other duties as may be prescribed by the Board of Directors or by the President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation, and the Secretary, or an Assistant Secretary, shall have authority to affix the same on any instrument requiring it, and when so affixed, the seal may be attested by the signature of the Secretary or by the signature of such Assistant Secretary. The Board of Directors may, by resolution, give general authority to any other officer to affix the seal of the Corporation and to attest the same by such officer’s signature. The Secretary or an Assistant Secretary may also attest all instruments signed by the Chief Executive Officer or any Vice President. The Secretary shall have charge of all the books, records and papers of the Corporation relating to its organization and management, shall see that the reports, statements and other documents required by applicable law are properly kept and filed and, in general, shall perform all duties incident to the office of Secretary of a corporation and such other duties as may from time to time be assigned to the Secretary by resolution of the Board of Directors or by the Chief Executive Officer.

SECTION 7.         Assistant Secretaries.  Assistant Secretaries shall perform such duties as shall be assigned to them by the Secretary, or by resolution of the Board of Directors or by the Chief Executive Officer.

SECTION 8.         Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

SECTION 9.         Removal. Any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors in accordance with the Stockholders Agreement (so long as the Stockholders Agreement is in effect).

SECTION 10.       Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the Chief Executive Officer or any officer of the Corporation authorized by the Chief Executive Officer shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other corporation.

ARTICLE VI

Stock

SECTION 1.         Certificates of Stock. Each holder of stock represented by certificates shall be entitled to a certificate signed by, or in the name of the Corporation by, the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, certifying the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.

SECTION 2.         Transfers of Stock. Transfers of stock shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation.  Except where a certificate is issued in accordance with Section 4 of Article VI of these By-laws, an outstanding certificate, if one has been issued, for the number of shares involved shall be surrendered for cancellation before a new certificate, if any, is issued therefor.

SECTION 3.         Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of stockholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to consent to corporate action without a meeting, (including by telegram, cablegram or other electronic transmission as permitted by law), the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall be not more than ten (10) days after the date upon which the resolution fixing the record date is adopted.  If no record date has been fixed by the Board of Directors and no prior action by the Board of Directors is required by the DGCL, the record date shall be the first date on which a consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner prescribed by Article II, Section 9 hereof.  If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by the DGCL with respect to the proposed action by consent of the stockholders without a meeting, the record date for determining stockholders entitled to consent to corporate action without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

SECTION 4.         Lost, Stolen or Destroyed Certificates. In the event of the loss, theft or destruction of any certificate of stock, another may be issued in its place pursuant to such regulations as the Board of Directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.

SECTION 5.         Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VII

Notices

SECTION 1.         Notices. If mailed, notice to stockholders shall be deemed given on the date that is five (5) days after the date on which notice is deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL.

SECTION 2.         Waivers. A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VIII

Miscellaneous

SECTION 1.         Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

SECTION 2.         Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary.  If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

SECTION 3.         Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

SECTION 4.         Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

SECTION 5.         Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

ARTICLE IX

Indemnification of Directors and Officers

SECTION 1.         Right to Indemnification. Each person who was or is made a party or participant or is threatened to be made a party or participant to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware law, as the same exists or may hereafter be amended against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by or on behalf of such indemnitee in connection therewith; provided, however, that, except as provided in Section 3 of this ARTICLE IX with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

SECTION 2.         Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1 of this ARTICLE IX, an indemnitee shall also have the right to be paid by the Corporation the expenses (including attorney’s fees) incurred in defending any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by or on behalf of an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise.

SECTION 3.         Right of Indemnitee to Bring Suit. If a claim under Section 1 or 2 of this ARTICLE IX is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  To the extent the indemnitee is successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit.  In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit.  In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this ARTICLE IX or otherwise shall be on the Corporation.

SECTION 4.         Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this ARTICLE IX shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Certificate of Incorporation, By-laws, agreement, vote of stockholders or disinterested directors or otherwise.  Notwithstanding the rights to indemnification and to the advancement of expenses conferred in this ARTICLE IX, the Corporation may, by written agreement between itself and a director or officer (an “Indemnification Agreement”), grant rights to indemnification and to the advancement of expenses to such director or officer of the Corporation to the fullest extent permitted under the DGCL with respect to the indemnification and advancement of expenses of directors and officers of a corporation.  In the event of a conflict between the provisions of these By-Laws and the provisions of an Indemnification Agreement, the provisions of such the Indemnification Agreement will be controlling.

SECTION 5.         Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 6.         Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

SECTION 7.         Nature of Rights. The rights conferred upon indemnitees in this ARTICLE IX shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer or trustee and shall inure to the benefit of the indemnitee’s heirs, executors and administrators.  Any amendment, alteration or repeal of this ARTICLE IX that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

SECTION 8.         Sponsored Indemnitees. The Corporation acknowledges that certain indemnitees (collectively, the “Sponsored Indemnitees”) have certain rights to indemnification, advancement of expenses and/or insurance provided by their employers and/or certain of their employers’ affiliates (collectively, the “Sponsor Indemnitors”).  The Corporation (i) will be the indemnitor of first resort (i.e., its obligations to the Sponsored Indemnitees are primary and any obligation of the Sponsor Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by or on behalf of the Sponsored Indemnitees are secondary), (ii) will be required to advance the full amount of expenses incurred by or on behalf of the Sponsored Indemnitees and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of any indemnification agreement between the Corporation and a Sponsored Indemnitee and the Certificate of Incorporation or these By-Laws (or any other agreement between the Corporation and a Sponsored Indemnitee), without regard to any rights the Sponsored Indemnitees may have against the Sponsor Indemnitors, and, (iii) irrevocably waives, relinquishes and releases the Sponsor Indemnitors from any and all claims against the Sponsor Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  No advancement or payment by the Sponsor Indemnitors on behalf of the Sponsored Indemnitees with respect to any claim for which the Sponsored Indemnitees have sought indemnification from the Corporation shall affect the foregoing and the Sponsor Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Sponsored Indemnitees against the Corporation.  The Sponsor Indemnitors are express third party beneficiaries of the terms of this Section 8.

ARTICLE X

Amendments

Subject to Section 3.6 of the Stockholders Agreement, these By-laws may be amended or repealed by the Board of Directors at any meeting or by the stockholders at any meeting.

Approved and adopted as of September 13, 2012